Exhibit 5.1

[HELMERS' LETTERHEAD]

May 6, 2008

Black Hills Corporation

625 Ninth Street

Rapid City, South Dakota 57701

Re:	Black Hills Corporation Registration Statement on Form S-3

Gentlemen:

I am Senior Vice President - General Counsel of Black Hills Corporation, a South Dakota corporation (the "Company"), and I have acted as counsel for the Company in connection with the filing of a registration statement on Form S-3 (the "Registration Statement"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the sale from time to time of an indeterminate amount of (i) debt securities of the Company, which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities" and together with the Senior Debt Securities, the "Debt Securities"), (ii) shares of the Company’s preferred stock, without par value (the "Preferred Stock"), (iii) depositary shares representing fractional interests in the Preferred Stock (the "Depositary Shares"), (iv) shares of the Company’s common stock, par value $1.00 per share (the "Common Stock"), (v) warrants representing rights to purchase Debt Securities, Preferred Stock or Common Stock of the Company ("Warrants"), (vi) purchase contracts for the purchase or sale of debt or equity securities of the Company or any combination thereof ("Purchase Contracts"), and (vii) units consisting of one or more Purchase Contracts, Warrants, Debt Securities, shares of Common Stock, shares of Preferred Stock or any combination of such securities ("Units") and together with the Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants and Purchase Contracts (the "Securities"). The Securities will be sold or delivered from time to time as set forth in the Registration Statement, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements").

I have examined (i) the Restated Articles of Incorporation and Amended and Restated Bylaws of the Company, (ii) the Registration Statement, (iii) the form of Indenture relating to the Senior Debt Securities (the "Senior Indenture") to be executed by the Company and an indenture trustee to be selected by the Company and filed as an exhibit to the Registration Statement, (iv) the form of Indenture relating to the Subordinated Debt Securities (the "Subordinated Indenture") to be executed by the Company and an indenture trustee to be selected by the Company and filed as an exhibit to the Registration Statement, (v) the form of Warrant Agreement to be executed by

Black Hills Corporation

May 6, 2008

the Company and a warrant agent to be selected by the Company and filed as an exhibit to the Registration Statement (the "Warrant Agreement"), and (vi) the form of Purchase Contract to be executed by the Company and filed as an exhibit to the Registration Statement (the "Purchase Contract Agreement"). In addition, I have (a) examined such certificates of public officials and of corporate officers and directors and such other documents and matters as I have deemed necessary or appropriate for purposes of the opinions set forth herein, (b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, and the authenticity of the originals from which all such copies were made.

Based on the foregoing and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that:

1.      The Senior Debt Securities proposed to be sold by the Company, when (i) duly authorized by all necessary corporate action, (ii) the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Senior Indenture and any supplemental indenture in respect of the Senior Debt Securities have been duly executed and delivered, (iv) the terms of the Senior Debt Securities have been duly established in accordance with the Senior Indenture and any applicable supplemental indenture relating to the Senior Debt Securities, and (v) the Senior Debt Securities have been duly executed and authenticated in accordance with the Senior Indenture and any related supplemental indenture in respect of the Senior Debt Securities and duly issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

2.      The Subordinated Debt Securities proposed to be sold by the Company, when (i) duly authorized by all necessary corporate action, (ii) the Subordinated Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Subordinated Indenture and any supplemental indenture in respect of the Subordinated Debt Securities have been duly executed and delivered, (iv) the terms of the Subordinated Debt Securities have been duly established in accordance with the Subordinated Indenture and any applicable supplemental indenture relating to the Subordinated Debt Securities, and (v) the Subordinated Debt Securities have been duly executed and authenticated in accordance with the Subordinated Indenture and any related supplemental indenture in respect of the Subordinated Debt Securities and duly issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

3.      The shares of Preferred Stock proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such series of Preferred Stock, including the adoption of a Statement of Designation

Black Hills Corporation

May 6, 2008

relating to the Preferred Stock (a "Statement") and the filing of the Statement with the Secretary of State of the State of South Dakota, and (ii) such shares of Preferred Stock are issued and delivered upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto or upon the conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and non-assessable.

4.      The Depositary Shares proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such Depositary Shares, (ii) a Deposit Agreement (the "Deposit Agreement") has been duly authorized and validly executed and delivered, (iii) the relevant Deposit Agreement is consistent with the summary description thereof set forth in the Registration Statement, (iv) the Preferred Stock underlying such Depositary Shares are deposited under the applicable Deposit Agreement with a bank or trust company which meets the requirements for the Depositary set forth in the Registration Statement and any Prospectus Supplement relating thereto, (v) such Depositary Shares or receipts representing such Depositary Shares have been duly executed and authenticated in accordance with the Deposit Agreement, and (vi) such Depositary Shares are issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the depositary receipts evidencing rights therein.

5.      The shares of Common Stock proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock, and (ii) such shares of Common Stock are issued and delivered upon payment of the consideration therefor (not less than the par value of the Common Stock) in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto or upon the conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and non-assessable.

6.      The Warrants proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Warrants, (ii) the Warrant Agreement has been duly authorized and validly executed and delivered, (iii) the Warrants or certificates representing the Warrants have been duly executed and authenticated in accordance with the Warrant Agreement, and (iv) the Warrants are issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

7.      The Purchase Contracts proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of

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May 6, 2008

the Purchase Contracts, (ii) the Purchase Contract Agreement has been duly authorized and validly executed and delivered, and (iii) the Purchase Contracts are issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

8.      The Units, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Units, (ii) the terms of the collateral arrangements, if any, relating to the Units have been duly established and the agreement(s) relating thereto have been duly executed and delivered and the collateral has been deposited with the collateral agent in accordance with such arrangements, and (iii) the Units are issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated by the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

My opinions set forth in paragraphs 1, 2, 4, 6, 7 and 8 above are subject to the effects of bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

I have assumed, with respect to my opinions set forth above, that there will be a sufficient number of unissued shares of Preferred Stock and Common Stock authorized under the Company's organizational documents and not otherwise reserved for issuance to cover the number of shares of Preferred Stock and Common Stock issued and delivered in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto or upon the conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise.

I am a member of the bar of the State of South Dakota. My opinion expressed above is limited to the laws of the States of South Dakota and New York and the federal law of the United States of America, and I do not express any opinion herein concerning the laws of any other jurisdiction. The Senior Indenture, the Subordinated Indenture, the Deposit Agreement, the Warrant Agreement and the Purchase Contract Agreement provide, or will provide, as applicable, that they are governed by the laws of the State of New York. To the extent that the opinion expressed herein relates to matters governed by the laws of the State of New York, I have relied, with their permission, as to all matters of New York law, on the opinion of Conner & Winters, LLP dated May 6, 2008, which is filed herewith as Exhibit 5.2 to the Registration Statement, and my opinion is subject to the exceptions, qualifications and assumptions contained in such opinion.

Black Hills Corporation

May 6, 2008

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Prospectus constituting a part of the Registration Statement under the caption "Legal Opinions." In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. This opinion is expressed as of the date hereof and I expressly disclaim any undertaking to advise you of any changes of the facts stated or assumed herein or any changes in applicable law coming to my attention after the date hereof.

Sincerely,

/s/ Steven J. Helmers

Steven J. Helmers,
Senior Vice President-General Counsel

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